Exhibit 99.1

(1)      This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"); Goldman, Sachs & Co. ("Goldman Sachs"); GS Capital Partners V Offshore Fund, L.P. ("GSCP V Offshore"); GSCP V Offshore Knight Holdings, L.P. ("Offshore Knight V"); GSCP V Germany Knight Holdings, L.P. ("GSCP V Germany"); GS Capital Partners VI Offshore Fund, L.P. ("GSCP VI Offshore"); GSCP VI Offshore Knight Holdings, L.P. ("Offshore Knight VI"); GSCP VI Germany Knight Holdings, L.P. ("GSCP VI Germany"); GS International Infrastructure Partners I, L.P. ("GS International Infrastructure"); GS Infrastructure Knight Holdings, L.P. ("GS Infrastructure Knight"); GSCP KMI Investors Offshore, L.P. ("KMI Investors Offshore"); GS Capital Partners V Institutional, L.P. ("GS Institutional"); GS Capital Partners V Fund, L.P. ("GS Capital V"); GS Capital Partners VI Parallel, L.P. ("GSCP Parallel"); GS Capital Partners VI Fund, L.P. ("GS Capital VI"); GS Global Infrastructure Partners I, L.P. ("GSG Infrastructure"); GS Institutional Infrastructure Partners I, L.P. ("GSI Infrastructure"); GSCP KMI Investors, L.P. ("GSCP KMI Investors"); Goldman Sachs KMI Investors, L.P. ("GS KMI Investors" and together with GSCP V Offshore, Offshore Knight V, GSCP V Germany, GSCP VI Offshore, Offshore Knight VI, GSCP VI Germany, GS International Infrastructure, GS Infrastructure Knight, KMI Investors Offshore, GS Institutional, GS Capital V, GSCP Parallel, GS Capital VI, GSG Infrastructure, GSI Infrastructure and GSCP KMI Investors, the "Limited Partnerships"); GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisor"); GS Advisors V, L.L.C. ("GS V Advisor"); GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisor"); GS Advisors VI, L.L.C. ("GS VI Advisor"); GS Infrastructure Advisors 2006, L.L.C. ("GS Infrastructure 2006"); GSCP KMI Advisors, L.L.C. ("GSCP KMI Advisors"); GSCP V Advisors, L.L.C. ("GSCP V Advisor"); GSCP VI Advisors, L.L.C. ("GSCP VI Advisor"); GS KMI Advisors, L.L.C. ("GS KMI Advisors"); GS Capital Partners V GmbH & Co. KG ("GS V Germany"); GSCP V GMBH Knight Holdings ("GSCP V GMBH"); GS Capital Partners VI GmbH & Co. KG ("GS VI Germany"); Goldman, Sachs Management GP GmbH ("GS GmbH"); GSCP VI GMBH Knight Holdings ("GSCP VI GMBH"); and GSCP KMI Offshore Advisors, Inc. ("KMI Offshore Advisors" and together with the foregoing entities, the "Reporting Persons").  Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in four forms.

(2)      In exchange for shares of El Paso Corporation ("EP") common stock in connection with the merger of EP into a subsidiary of the Issuer (the "Merger"), Goldman Sachs holds 238,659 shares of the Issuer’s Class P Common Stock (“Common Shares”) and 360,639 Warrants of the Issuer. On May 30, 2012, the date the proration adjustments to the merger consideration were determined, the closing price of the Common Shares was $33.67 per share.

(3)      The Reporting Persons hold Series A-1 and Series A-2 shares of Class A Common Stock (“Class A Shares”).  A holder of Class A Shares may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of Common Shares to a third party or to make a distribution of such resulting Common Shares to its investors or partners.  As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-1 or Series B-2 (as applicable) Class B Common Stock (“Class B Shares”) and Series C-1 or Series C-2 Class C (as applicable) Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion.  The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed.  The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 of the Issuer’s Form 10-Q, filed with the Securities and Exchange Commission on May 6, 2011.

In connection with the secondary offering of Common Shares (the "Secondary Offering") by certain selling stockholders of the Issuer, each Reporting Person converted some of its Class A Shares into the Common Shares that such Reporting Person sold in the Secondary Offering.  Each Reporting Person submitted its notice of conversion to the Issuer on June 6, 2012.  Pursuant to an underwriting agreement, dated June 6, 2012, and the final prospectus supplement filed by the Issuer on June 8, 2012, the following Class A Shares of the Reporting Persons were converted into Common Shares and sold in the Secondary Offering, which was consummated on June 11, 2012:

Offshore Knight V converted 2,367,024 shares of Series A-1 Class A Shares into 2,281,484 shares of Common Shares that were sold in the Secondary Offering;

GSCP V Germany converted 181,672 shares of Series A-1 Class A Shares into 175,107 shares of Common Shares that were sold in the Secondary Offering;

Offshore Knight VI converted 3,702,700 shares of Series A-1 Class A Shares into 3,568,890 shares of Common Shares that were sold in the Secondary Offering;

GSCP VI Germany converted 158,211 shares of Series A-1 Class A Shares into 152,493 shares of Common Shares that were sold in the Secondary Offering;

GS Infrastructure Knight converted 5,432,506 shares of Series A-2 Class A Shares into 5,233,104 shares of Common Shares that were sold in the Secondary Offering;

KMI Investors Offshore converted 950,426 shares of Series A-1 Class A Shares into 916,079 shares of Common Shares that were sold in the Secondary Offering;

GS Institutional converted 1,571,333 shares of Series A-1 Class A Shares into 1,514,548 shares of Common Shares that were sold in the Secondary Offering;

GS Capital V converted 4,582,299 shares of Series A-1 Class A Shares into 4,416,702 shares of Common Shares that were sold in the Secondary Offering;

GSCP Parallel converted 1,224,120 shares of Series A-1 Class A Shares into 1,179,882 shares of Common Shares that were sold in the Secondary Offering;

GS Capital VI converted 4,451,619 shares of Series A-1 Class A Shares into 4,290,744 shares of Common Shares that were sold in the Secondary Offering;

GSG Infrastructure converted 1,916,990 shares of Series A-2 Class A Shares into 1,846,626 shares of Common Shares that were sold in the Secondary Offering;

GSI Infrastructure converted 204,795 shares of Series A-2 Class A Shares into 197,278 shares of Common Shares that were sold in the Secondary Offering;

GSCP KMI Investors converted 6,564,108 shares of Series A-1 Class A Shares into 6,326,893 shares of Common Shares that were sold in the Secondary Offering; and

GS KMI Investors converted 4,768,324 shares of Series A-1 Class A Shares into 4,596,005 shares of Common Shares that were sold in the Secondary Offering.

(4)      As of June 11, 2012, Goldman Sachs beneficially owns directly, and GS Group may be deemed to beneficially own indirectly, 238,659 Common Shares and 360,639 Warrants. Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 77,567,460 shares of Series A-1 Class A Shares and 19,182,551 shares of Series A-2 Class A Shares through the Limited Partnerships.  Affiliates of GS Group and Goldman Sachs are the general partner, managing limited partner or managing partner of the Limited Partnerships.  Goldman Sachs serves as the investment manager of certain of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.  In addition, as of June 11, 2012, Goldman Sachs holds open short positions of 74,449 Common Shares and 113,700 Warrants.

Offshore Knight V beneficially owns directly 6,015,499 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight V's general partner, GSCP V Offshore, and by GSCP V Offshore's general partner, GSCP V Offshore Advisor.

GSCP V Germany beneficially owns directly 461,699 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP V Germany's general partner, GSCP V GMBH, by GSCP V GMBH's sole stockholder, GS V Germany, and by GS V Germany's general partner, GS GmbH.

Offshore Knight VI beneficially owns directly 9,409,951 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight VI's general partner, GSCP VI Offshore, and by GSCP VI Offshore's general partner, GSCP VI Offshore Advisor.

GSCP VI Germany beneficially owns directly 402,072 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP VI Germany's general partner, GSCP VI GMBH, and by GSCP VI GMBH's sole stockholder, GS VI Germany, and by GS VI Germany's general partner, GS GmbH.

GS Infrastructure Knight beneficially owns directly 13,794,722 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by GS Infrastructure Knight's general partner, GS International Infrastructure, and by GS International Infrastructure's general partner, GS Infrastructure 2006.

KMI Investors Offshore beneficially owns directly 2,415,390 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner KMI Offshore Advisors.

GS Institutional beneficially owns directly 3,993,349 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS V Advisor.

GS Capital V beneficially owns directly 11,645,345 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP V Advisor.

GSCP Parallel beneficially owns directly 3,110,946 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS VI Advisor.

GS Capital VI beneficially owns directly 11,313,235 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP VI Advisor.

GSG Infrastructure beneficially owns directly 4,867,796 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSI Infrastructure beneficially owns directly 520,033 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSCP KMI Investors beneficially owns directly 16,681,871 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP KMI Advisors.

GS KMI Investors beneficially owns directly 12,118,103 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS KMI Advisors.

(5)      The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such entity is the beneficial owner of, or has pecuniary interest in, such securities for purposes of Section 16 of the Exchange Act or for any other purpose.